AFFILIATED TRANSACTIONS AGREEMENT


     This AGREEMENT is made and entered into as of the 31st day of December, 1996, by and among American Electric Power Service Corporation, a New York corporation; Appalachian Power Company, a Virginia corporation; Columbus Southern Power Company, an Ohio corporation; Indiana Michigan Power Company, an Indiana corporation; Kentucky Power Company, a Kentucky corporation; Kingsport Power Company, a Virginia corporation; Ohio Power Company, an Ohio corporation; and Wheeling Power Company, a West Virginia corporation (each, a "Company" and collectively, the "Companies").

                      W I T N E S S E T H :

     WHEREAS, the Companies are associate companies in the American Electric Power Company System which comprises American Electric
Power Company, Inc. and its subsidiary companies; and

     WHEREAS, the Companies have determined that significant operational efficiencies can be achieved by realigning their operations on a regional basis; and

     WHEREAS, the Companies desire, where appropriate in certain limited situations, to provide services, sell goods and make facilities and vehicles available to each other;

     NOW, THEREFORE, in consideration of such premises, the Companies hereby agree as follows:


                            ARTICLE I
          AGREEMENT TO PROVIDE SERVICES, SELL GOODS AND
    MAKE FACILITIES AND VEHICLES AVAILABLE AND TO SHARE COSTS

     Each Company (a "Delivering Company") agrees to provide services, sell goods and make facilities and vehicles available to the other Companies (a "Receiving Company"), if available, at the Receiving Company's request, upon the terms and conditions set forth in this Agreement. Each Receiving Company agrees to pay to the Delivering Company the cost of services, goods, facilities or vehicles received in accordance with Rules 90 and 91 of the Rules and Regulations of the Securities and Exchange Commission promulgated pursuant to the Public Utility Holding Company Act of 1935, upon the terms and conditions set forth in this Agreement.


                           ARTICLE II
            ALLOCATION OF COSTS RELATING TO SERVICES

     A. Costs relating to services which are provided by a Delivering Company to a Receiving Company shall be accumulated and allocated to the Receiving Company using accounts, work orders or other billing indicators. Labor costs, to the extent practicable, shall be allocated to the Receiving Company or Companies on the basis of time records. Other costs which can be directly identified with services for a Receiving Company shall be allocated to that Company. Labor costs and other costs that cannot be directly identified with a Receiving Company but which benefit two or more Receiving Companies shall be allocated to the Receiving Companies based upon the ratios set forth in Schedule A to this Agreement or otherwise agreed to in writing between the Companies. The costs of outside services shall be charged directly by the vendor or supplier to the Receiving Company to the extent practicable.

     B. Labor costs include (i) the costs of salaries, computed on the basis of each employee's hourly rate, and (ii) payroll-related expenses, overheads and other indirect expenses, allocated in the same proportion as the salaries are allocated.


                           ARTICLE III
              ALLOCATION OF COSTS RELATING TO GOODS

     A. Costs related to materials and supplies sold by a Delivering Company to a Receiving Company shall include their book value plus a stores overhead charge for direct and indirect costs associated with purchasing and maintaining the inventory of materials and supplies. The overhead charge will not include investment carrying charges allocated as set forth in Paragraph B of this Article.

     B. If a Delivering Company maintains inventory for a Receiving Company, costs associated with the Delivering Company's investment carrying charges for the stores facilities and the inventory will be allocated to the Receiving Company based on a ratio the numerator of which is the total dollar value of inventory issued from the facility to Receiving Company during the last twelve months and the denominator of which is the sum of the total dollar value of the inventory issued to all applicable Companies during the same twelve months. This ratio will be revised semi-annually. The costs also shall include an amount to compensate the Delivering Company for income taxes and other taxes to the extent applicable to such payments for such costs. Inventories at stores facilities will be owned by the Delivering Company.

     C. Costs related to capitalized spare parts sold by a Delivering Company to a Receiving Company shall be their book value, net of accumulated depreciation.


                           ARTICLE IV
          ALLOCATION OF COST OF FACILITIES AND VEHICLES

     Costs related to a facility of a Delivering Company used directly by a Receiving Company, including depreciation, property taxes, and investment carrying charges (or lease expense, if applicable) will be allocated to the benefitting Company as rent expense based on square footage occupied. Costs relating to a vehicle of the Delivering Company used directly by a Receiving Company will be allocated to the Receiving Company based on the amount of time that it is used. These cost allocations also shall include an amount to compensate for income taxes and other taxes to the extent applicable.


                            ARTICLE V
                   INVESTMENT CARRYING CHARGES

     "Investment carrying charges," as used for purposes of Articles III and IV, shall employ the Delivering Company's weighted cost of capital, based on capital structure ratios and embedded costs of long-term debt and preferred stock as of the end of the prior year and the allowed return on common equity capital most recently authorized by a state commission having jurisdiction over the Company's retail rates.


                           ARTICLE VI
                      TRANSFER OF EMPLOYEES

     When an employee of one Company is transferred to another Company, the Company that receives the employee shall pay directly or indirectly all of the relocation expenses of the transferring employee. The Receiving Company shall assume the liability for accrued compensation owed to the transferring employee at the time of transfer and the sending Company shall reimburse the receiving Company for the payment of such liability.


                           ARTICLE VII
            REPRESENTATIONS, WARRANTIES AND REMEDIES,
          LIMITATIONS OF LIABILITY AND INDEMNIFICATION

     A. Unless otherwise disclosed, any Company selling goods to another Company warrants that, at the time of transfer, the good, if new or unused, shall be free from defects in material and workmanship, and, if used, shall be capable of performing its intended function. If any good fails to meet the standards set forth above and if the manufacturer's warranty does not cover the defect, the Delivering Company shall, at its expense, repair or replace the good.

     B. Any Company performing services for another Company warrants that it will exercise due care to assure that the services are performed in a workmanlike manner and comply with applicable standards of law and regulations. However, failure to meet these obligations shall in no event subject the Delivering Company to any claims or liabilities other than to reperform the work.

     C. Except as expressly provided in this Article, each Receiving Company acknowledges and agrees that the Delivering Companies have not made and do not make any representation, warranty or covenant with respect to merchantability, condition, quality or durability of the goods or services in any respect or in connection with, or for the purpose or use of the Receiving Company, or any other representation, warranty or covenant or any kind or character expressed or implied with respect thereto.


                          ARTICLE VIII
                  BILLING OF COSTS AND PAYMENTS

     Costs allocated to a Receiving Company as described in this Agreement shall be billed to the Company within 30 days of the end of each month. Costs may be billed based upon estimates, if (a) such costs are reasonable estimates of expected actual costs, (b) the estimated costs are adjusted at least once annually to the level of actual costs, unless the difference between the estimated and actual costs is insignificant, and (c) both the estimated costs and actual costs are allocated as provided in this Agreement. All amounts billed under this Agreement shall be paid by the Receiving Companies within 15 days after the receipt of each invoice.


                           ARTICLE IX
            EXCLUDED SERVICES, GOODS, AND FACILITIES;
                    TERMINATION OF AGREEMENTS

     This Agreement shall not apply to: (1) services performed by American Electric Power Service Corporation for the Companies; (2) sales of electric power, provision of transmission services and operation of generating facilities; (3) services, goods, or facilities in connection with the transportation or sale of coal;
(4) services provided under the Central Machine Shop Agreement dated January 1, 1979; (5) services, goods or facilities provided under the Mutual Assistance Agreement dated as of July 30, 1987; and (6) services, goods or other matters governed by the Services Agreement between the Cincinnati Gas & Electric Company, Columbus Southern Power Company, The Dayton Power and Light Company and American Electric Power Service Corporation for the Wm. H. Zimmer Generating Station. The Cost Sharing Agreement, dated as of July 1, 1993, between Columbus Southern Power Company and Ohio Power Company and the Lease Agreement, dated May 1, 1995, between American Electric Power Service Corporation and Ohio Power Company are terminated and superseded.


                            ARTICLE X
                           AMENDMENTS

     This Agreement may be amended from time to time by agreement of the parties hereto.



                           ARTICLE XI
                   WITHDRAWAL AND TERMINATION

     Any Company may withdraw from this Agreement upon not less than 180 days' written notice to the other Companies; this Agreement shall continue in effect after such withdrawal with respect to all Companies that do not withdraw. This Agreement may be terminated without notice if performance hereunder conflicts with any rule, regulation or order of the Securities and Exchange Commission issued pursuant to the provisions of the 1935 Act.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date and year first above written.

                      AMERICAN ELECTRIC POWER SERVICE CORPORATION


                      By:/s/ G. P. Maloney
                         G. P. Maloney, Executive Vice President

                      APPALACHIAN POWER COMPANY


                      By:/s/ G. P. Maloney
                         G. P. Maloney, Vice President

                      COLUMBUS SOUTHERN POWER COMPANY


                      By:/s/ G. P. Maloney
                         G. P. Maloney, Vice President

                      INDIANA MICHIGAN POWER COMPANY


                      By:/s/ G. P. Maloney
                         G. P. Maloney, Vice President

                      KENTUCKY POWER COMPANY


                      By:/s/ G. P. Maloney
                         G. P. Maloney, Vice President

                      KINGSPORT POWER COMPANY


                      By:/s/ G. P. Maloney
                         G. P. Maloney, Vice President



                      OHIO POWER COMPANY


                      By:/s/ G. P. Maloney
                         G. P. Maloney, Vice President

                      WHEELING POWER COMPANY


                      By:/s/ G. P. Maloney
                         G. P. Maloney, Vice President

                            SCHEDULE A


DESCRIPTION OF SERVICES AND DESIGNATION OF METHODS OF ALLOCATION

     A general description of the services which may be performed from time to time by one Company and the method of allocation to be used for costs of services that benefit other Companies, but cannot be specifically identified to a Company, are set forth below:

          SERVICES                          COST SHARING METHOD*

Marketing
  Consumer Marketing . . . . . . . . . . Number of Electric Customers
  Key Accounts . . . . . . . . . . . . . Number of Electric Customers
  Economic Development . . . . . . . . . Number of Electric Customers
  Business Services. . . . . . . . . . . Number of Electric Customers
  Marketing Support Services . . . . . . Number of Electric Customers

Distribution Regions
  Managerial . . . . . . . . . . . . . . Number of Electric Customers
  Customer Services. . . . . . . . . . . Number of Electric Customers
  Eng. - Engineering & Planning. . . . . Number of Electric Customers
  Eng. - Information & Drafting. . . . . Number of Electric Customers
  Operations - Administrative. . . . . . Number of Electric Customers
  Operations - Meter . . . . . . . . . . Number of Electric Customers
  Operations - Line. . . . . . . . . . . Number of Electric Customers

Energy Distribution Support
  Distribution Operations
    Distribution Operations. . . . . . . Number of Electric Customers
    Right of Way Maintenance . . . . . . Number of Electric Customers

  Distribution Engineering
    Engineering & Planning . . . . . . . Number of Electric Customers

  Distribution Data Systems
    Database Applications. . . . . . . . Number of Electric Customers
    Joint Use. . . . . . . . . . . . . . Number of Electric Customers

  Customer Services
    Customer Call Centers. . . . . . . . Number of Electric Customers

Energy Transmission
  Transmission Regions
    Transmission Line. . . . . . . . . . Tran. & Sub-Tran. Pole Miles
    Protection & Control . . . . . . . . Tran. & Sub-Tran. Pole Miles
    Station. . . . . . . . . . . . . . . Tran. & Sub-Tran. Pole Miles

  Transmission System Engineering
    Line Engineering . . . . . . . . . . Tran. & Sub-Tran. Pole Miles
    Line Engineering/Right of Way. . . . Tran. & Sub-Tran. Pole Miles
    Line Engineering/Survey. . . . . . . Tran. & Sub-Tran. Pole Miles
    Protection & Control Eng.. . . . . . Tran. & Sub-Tran. Pole Miles
    Station Engineering. . . . . . . . . Tran. & Sub-Tran. Pole Miles

  Station Construction, O&M Admin.
    System Maint., Tools & Equip.. . . . Tran. & Sub-Tran. Pole Miles

  Operations Center. . . . . . . . . . . Kwh Sales

Energy Delivery Support
  Measurements & Customer Support
    Measurements Eng. & Support. . . . . Kwh Sales
    Meter Operations . . . . . . . . . . Kwh Sales

  Telecommunications
    Telecommunications Engineering . . . Number of Employees
    Telecommunications Operations. . . . Number of Employees

  Operations Improvement
    Land Management - Forestry . . . . . Kwh Sales
    Land Management - Real Estate. . . . Kwh Sales
    Operations Analysis. . . . . . . . . Kwh Sales

Administrative Support
  Administrative
    State Pres./Envir. & Gov't. Aff. . . Kwh Sales
    Corporate Communications . . . . . . Kwh Sales
    Rates. . . . . . . . . . . . . . . . Kwh Sales

  Accounting
    Administrative . . . . . . . . . . . Kwh Sales
    Accounts Payable . . . . . . . . . . Number of Invoices Processed
    Cash Management. . . . . . . . . . . Kwh Sales
    Centralized Cash . . . . . . . . . . Number of Electric Customers
    Customer Accounting. . . . . . . . . Number of Electric Customers
    Data Processing. . . . . . . . . . . Kwh Sales
    Electric Plant . . . . . . . . . . . Net Plant Investment
    General Records. . . . . . . . . . . Kwh Sales
    Reports. . . . . . . . . . . . . . . Kwh Sales
    Systems and Procedures . . . . . . . Kwh Sales

  Corporate Services
    Corporate Services-Admin . . . . . . Kwh Sales

    State Taxes. . . . . . . . . . . . . Kwh Sales

    *1.Kwh Sales Ratio

    A ratio the numerator of which is the total Kwh sales of the benefitting Company, both billed and unbilled, during the last twelve months and the denominator of which is the sum of the Kwh sales, both billed and unbilled, of all applicable Companies during the same twelve months. Firm intra-System sales, exclusive of the Interchange Power Pool, between the Companies shall be eliminated from a Company's Kwh sales. This ratio will be revised semi-annually, based on figures as of March 31 and September 30.

2.  Number of Electric Customers Ratio

    A ratio the numerator of which is the number of firm electric customers of the benefitting Company and the denominator of which is the sum of the number of firm electric customers of all applicable Companies. This ratio will be revised semi-annually, based on figures at March 31 and September 30.

3.  Number of Employees Ratio

    A ratio the numerator of which is the number of employees (exclusive of certain union employees, where applicable) of the benefitting Company and the denominator of which is the sum of the number of employees (exclusive of certain union employees, where applicable) of all applicable Companies. This ratio will be revised semi-annually, based on figures at March 31 and September 30.

4.  Net Plant Investment Ratio

    A ratio the numerator of which is the investment in utility plant of the benefitting Company (including capital leases and coal mining assets), net of accumulated provisions for depreciation, depletion and amortization, and the denominator of which is the sum of such net investments of all applicable Companies. This ratio will be revised semi-annually, based on figures at March 31 and September 30.

5.  Transmission and Sub-Transmission Pole Miles Ratio

    A ratio the numerator of which is the transmission and sub-transmission pole miles of the benefitting Company and the denominator of which is the sum of the transmission and sub-transmission pole miles of all applicable Companies. This ratio will be revised annually, based on figures at September 30.

6.  Number of Invoices Processed Ratio

    A ratio the numerator of which is the number of invoices processed for a benefitting Company during the last twelve months and the denominator of which is the sum of the number of invoices processed for all applicable Companies during the same twelve months. This ratio will be revised semi-annually, based on figures as of March 31 and September 30.